Consent of Independent Certified Public Accountants

     We have issued our report dated December 12, 2003 accompanying the financial statements of Insured Municipals Income Trust, 226th Insured Multi-Series as of October 31, 2003 and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                Grant Thornton LLP


Chicago, Illinois
February 23, 2004